                                                                     EXHIBIT 4.8

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR QUALIFIED OR REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968hpFinancial Printing GroupNEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR QUALIFIED OR REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 (THE "CALIFORNIA LAW") OR THE SECURITIES LAWS OF ANY OTHER STATE ("LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT AND QUALIFICATION OR REGISTRATION UNDER THE CALIFORNIA LAW AND OTHER LAWS AS APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION OR REGISTRATION ARE NOT REQUIRED AS TO SAID SALE, OFFER OR TRANSFER.

                           CLEARCOMMERCE CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                     555,183 Shares (subject to adjustment)

          This certifies that, for value received, Hewlett-Packard Company, or permitted assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from ClearCommerce Corporation (the "Company"), a California corporation, 555,183 shares of the Common Stock of the Company (the current terms of which are set forth in the Company's Amended and Restated Articles of Incorporation filed December 30, 1999 and as corrected on January 11, 2000, referred to herein as the "Articles"), as constituted on the date of exercise hereof, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

          1.  Term of Warrant.
              ---------------

                 (a) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of issuance of this Warrant (the "Warrant Issue Date") and ending upon the later to occur of (i) February 4, 2004 and (ii) a Termination Event, and shall be void thereafter. A "Termination Event" means the earliest to occur of the following (A) five (5) trading days after the effective date of a public offering of the securities of the Company in connection with which all of the Company's preferred stock converts to common stock (a "Qualified Offering"); (B) five (5) trading days after the effective date of the initial public offering of a successor to the Company which is not traded on the Nasdaq or a nationally recognized stock exchange on the closing date of its Acquisition of the Company;
(C) 90 days after the closing of an Acquisition of the company or any successor to the Company by a company whose shares are, on the closing date of such Acquisition, traded on the Nasdaq or a nationally recognized stock exchange (a "Public Company"), if (but only if) the Company's common stock receives consideration of at least $10.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) in connection with such Acquisition; or (D) if the Company is the target of an Acquisition by a Public Company in connection with which the holders of the Company's common stock receive consideration of less than $10.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like), upon the earlier of (1) 90 days following the delivery of notice from the Company to Holder that stock issued to each share of the Company's common stock in connection with such Acquisition (or the shares purchasable with any cash paid to each share of common stock of the company at the closing of such Acquisition) has at the close of a day of trading on the Nasdaq or a nationally recognized exchange had a value of at least $10.00 per share, and (2) February 3, 2004. "Acquisition" shall mean (i) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (ii) the sale or transfer of the Company's assets and properties as, or substantially as, an entirety to any other person or persons; of (iii) a series of related transactions in which a controlling interest in the Company is transferred.

          2.  Exercise Price. The Exercise Price at which this Warrant may be
              --------------
exercised shall be $7.07 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

          3.  Exercise of Warrant.
              -------------------

                 (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than One Hundred Thousand (100,000) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto as Schedule A duly completed
                                                     ----------
and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased. Holder may make the election to exercise this Warrant contingent upon the occurrence of the effectiveness or closing of a Termination Event so long as such contingency is noted in writing by Holder at the time of surrender.

                 In lieu of cash exercising this Warrant, the Holder may, at any time that Holder would be entitled to cash exercise of this Warrant, elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                     D(A-B)
                 C = ------
                       A
Where

       C     =   The number of shares of Common Stock to be issued to the holder of this Warrant.
       D     =   The number of shares of Common Stock purchasable under this
                 Warrant.
       A     =   The fair market value of one share of the Company's Common
                 Stock (as determined below).
       B     =   The Exercise Price (as adjusted to the date of such
                 calculations).

                 For purposes of this Paragraph 3(a), if the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be as determined in good faith by the Company's Board of Directors. If the Common Stock is publicly traded on the Nasdaq or on an exchange, the fair market value shall be deemed to be the average of the closing price of the Common Stock for the twenty trading days (or such lesser number of days as the Common Stock has traded publicly) prior to the date on which the Holder exercises the Warrant. In the event that this Warrant is exercised in connection with an Acquisition, the fair market value shall be the value per share of Common Stock (determined in the same manner set forth above) paid by the purchaser of the Company's assets or capital stock.

                 (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant shall then remain exercisable. If not otherwise executed prior to its termination, this Warrant shall automatically be deemed to have been exercised in accordance with the cashless exercise provisions of Section 3(a) hereof immediately prior to its termination.

          4.  No Fractional Shares or Scrip. No fractional shares or scrip
              -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall issue cash to the Holder in lieu of the fractional share.

          5.  Replacement of Warrant. On receipt of evidence reasonably
              ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          6.  Rights of Stockholders. Subject to Sections 9 and 11 of this
              ----------------------
Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have been issued, as provided herein. Notwithstanding the foregoing, nothing contained in this paragraph shall limit any right granted elsewhere in this Warrant.

          7.  Transfer of Warrant.
              -------------------

                 (a)  Transferability and Non-negotiability of Warrant. This
                      ------------------------------------------------
Warrant may not be transferred or assigned in whole or in part except between and among Hewlett-Packard Company and its subsidiaries and affiliated companies. Transfer of this Warrant shall be effected by surrender of this Warrant for exchange, properly endorsed on the Assignment Form attached hereto as Schedule B as provided herein.

                 (b)  Exchange of Warrant Upon a Transfer. On surrender of this
                      -----------------------------------
Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof, and shall indicate the transfer on the Warrant Register. By acceptance of the Warrant so issued, the transferee shall be bound by all of the terms, conditions, restriction and covenants applicable to Holder hereunder.

                 (c)  Compliance with Securities Laws.
                      -------------------------------

                          (i)  The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party or with a view to or for sale in connection with any distribution, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. The Holder is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D.

                          (ii)  Any warrant issued in replacement or upon
transfer of all or any portion of this Warrant shall bear a legend substantially identical to the legend appearing at the head of this Warrant.

                          (iii) All shares of Common Stock issued upon exercise
hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws), as well as any legends required by the Shareholders Agreement:

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR QUALIFIED OR REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 (THE "CALIFORNIA LAW") OR THE SECURITIES LAWS OF ANY OTHER STATE ("LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT AND QUALIFICATION OR REGISTRATION UNDER THE CALIFORNIA LAW AND OTHER LAWS AS APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION OR REGISTRATION ARE NOT REQUIRED AS TO SAID SALE, OFFER OR TRANSFER.. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          8.  Reservation of Stock. The Company covenants that during the period
              --------------------
commencing 90 days after the date of this Warrant and continuing throughout the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and shares of its Common Stock for issuance upon conversion of such Common Stock and, from time to time, will take all steps necessary, if any, to amend the Articles to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant and shares of its Common Stock for issuance upon conversion of such Common Stock. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

          9.  Notices.
              -------

                 (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant (at Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, California 94304, Attn: General Counsel, or such other address as HP may provide in writing).

                 (b)  In case

                          (i)   the Company shall take a record of the holders
of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                          (ii)  of any capital reorganization of the Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or transfer (in one agreement or a series of related agreements) of more than fifty percent (50%) of the voting power of the Company; or

                          (iii) of any voluntary dissolution, liquidation of
winding-up of the Company; or

                          (iv)  of the redemption of any of the Company's
capital stock;

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least 15 days prior to the date therein specified.

          (c) All such notices, advices and communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the fifth business day following the date such notice, advice or communication is deposited with a U.S. post office as registered mail.

   10.  "Market Stand-Off" Agreement.  Holder agrees that, during the period of
        ----------------------------
duration specified by the Company and an underwriter of its Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company; (b) such market stand-off time period shall not exceed 180 days; and (c) such agreement shall be contingent upon the officers of the company signing restrictions no less onerous than those stated herein. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock issued upon exercise of this Warrant until the end of such period.

   11.  Amendments. This Warrant and any term hereof may be changed, waived,
        ----------
discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought, provided that in the event of transfer of this Warrant in respect of less than all of the shares issuable upon the exercise hereof, any amendment or modification of the terms of this Warrant and all warrants issued as a result of the transfer hereof (the "Transfer Warrants") shall be binding upon and enforceable against the holder of this Warrant and all Transfer Warrants if approved by the holder(s) of such warrants representing a majority in interest of the shares subject to purchase upon exercise of such Warrants of like tenor then remaining outstanding, unexpired and unexercised.

   12.  Adjustments.  The Exercise Price and the number or character of shares
        -----------
purchasable hereunder are subject to adjustment from time to time as follows:

        11.1  Merger, Sale of Assets, etc. If at any time, while this Warrant,
              ---------------------------
or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person or persons (which person or persons shall, for purposes of this Warrant, be considered a successor to the Company even if for other purposes such person or persons would not be deemed a successor) (each, an "Exchange Event"), then, as a part of such Exchange Event, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon proper exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, (A) to the extent the consideration received by the Company or its shareholders consists of stock or other securities, the number of shares of stock or other securities of the successor company resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Exchange Event if this Warrant had been exercised immediately before such Exchange Event, and (B) to the extent that the consideration received by the Company or its shareholders in connection with such Exchange Event consists of cash or property other than securities, the number of shares of common stock (or its equivalent) of the successor company that could be purchased at the fair market value of such securities on the closing date of the Exchange Event for the total value of the cash and/or property other than securities to which the Holder would have been entitled if this Warrant had been exercised immediately prior to the record date taken in connection with such Exchange Event, in both cases (A) and (B) subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer, to which Holder would be entitled upon exercise hereof in lieu of shares of Common Stock of the Company, are in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as nearly as reasonably may be feasible, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company represents and warrants that it will take whatever action is necessary to ensure that any successors are bound by the terms of this Section 11.2.

        11.2  Reclassification, etc. If the Company at any time while this
              ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

        11.3  Split, Subdivision or Combination of Shares. If the Company at any
              -------------------------------------------
time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, this Warrant shall thereafter represent the right to acquire the number of such shares as would have been issuable as the result of the split, subdivision or combination with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to the split, subdivision or combination, and the Exercise Price shall be proportionately divided in the case of a split or subdivision or proportionately multiplied in the case of a combination.

        11.4  Adjustments for Dividends in Stock or Other Securities or
              ---------------------------------------------------------
Property. If, while this Warrant, or any portion hereof, remains outstanding and
--------
unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

        11.5  Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments;
(ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

        11.6  No Impairment. The Company will not, by any voluntary action,
              -------------
avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

        13.  Investor Rights Agreement. Upon exercise of this Warrant, Holder
             -------------------------
shall become a party to, and thereby receive the rights and benefits granted under, that certain Third Amendment and Restated Investors' Rights Agreement attached hereto as Schedule C. The Company represents and warrants that it will
                   ----------
use commercially reasonable efforts to ensure that all necessary actions to authorize the addition of Holder and the securities to be issued upon the exercise of this Warrant to the Registration Rights Agreement are taken for the purpose of treating the shares issued upon the exercise of this Warrant as Registrable Securities for the limited purpose of providing the Holder with the Company Registration Rights and S-3 Rights provided for in Sections 2.3 and 2.12 thereof.

        14.  Governing Law. This Warrant shall be governed by and construed
             -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        15.  Counterparts. this Warrant may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        16.  Venue.  All disputes arising out of this Warrant shall be subject
             -----
to the jurisdiction of the state and federal courts located in the County of Santa Clara, California.

          IN WITNESS WHEREOF, CLEARCOMMERCE CORPORATION has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: February 4, 2000

                                    CLEARCOMMERCE CORPORATION


                                    By: /s/ Michael Grajeda
                                        __________________________________
                                        Michael Grajeda, Vice President and CFO



ACKNOWLEDGED AND AGREED:

HEWLETT-PACKARD COMPANY

By: /s/ Kenneth Wach
   ------------------------

Name: Kenneth Wach
     ----------------------

Title: SSO Controller
      ---------------------

                                   SCHEDULE A
                                   ----------

                               NOTICE OF EXERCISE

To:  CLEARCOMMERCE CORPORATION

                             (1)  The undersigned hereby elects to purchase
_______ shares of Common Stock of ClearCommerce Corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

                             (2)  In exercising this Warrant, the undersigned
hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party or with a view to or in connection with any distribution or resale, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

                             (3)  By signing below, the undersigned agrees to
enter into, as a holder of shares of Common Stock, the Company's Shareholders Agreement identified in the Warrant, as the same is in effect on the date hereof.

                            (4)   Please issue a certificate or certificates
representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                              ----------------------------------
                                              [Name]

                                              ----------------------------------
                                              [Name]

                            (5)   Please issue a new Warrant for the unexercised
portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                              ----------------------------------
                                              [Name]

                                              ----------------------------------


--------------------                          ----------------------------------
[Date]                                        [Signature]

                                   SCHEDULE B
                                   ----------

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


      Name of Assignee                     Address              No. of Shares
-----------------------------    ---------------------------   ---------------




and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of _____________ maintained for the purpose, with full power of substitution in the premises.

          The undersigned also represents that, by acceptance of the assignment hereunder, the Assignee acknowledges that: (i) the rights under this Warrant so assigned, and the shares of stock to be issued upon exercise of the replacement warrant to be issued to the Assignee thereupon, are being acquired for investment, and the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws; (ii) the Assignee shall be bound by all of the terms, conditions, restriction and covenants applicable to Holder under this Warrant; and (iii) upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:  _____________________


                                              ----------------------------------
                                              Signature of Holder

                                              ----------------------------------
                                              (Witness)

                                   SCHEDULE C
                                   ----------

             THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT